UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Banco Bilbao Vizcaya Argentaria, S.A.

(Exact name of registrant as specified in its charter)

Kingdom of Spain	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Calle Azul, 4 Madrid Spain	28050
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Series 14 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-266391

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the $1,000,000,000 aggregate liquidation preference of Series 14 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Preferred Securities”) of Banco Bilbao Vizcaya Argentaria, S.A. (the “Registrant”). The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated January 7, 2025 (the “Prospectus Supplement”) to a prospectus dated July 29, 2022 (the “Prospectus”) filed with a registration statement on Form F-3 (Registration No. 333-266391) relating to the Preferred Securities to be registered hereunder.

For a description of the Preferred Securities to be registered hereunder, reference is made to the information contained in the sections captioned “Certain Terms of the Preferred Securities” on pages S-75 through S-99 of the Prospectus Supplement, “Material U.S. Federal Income Tax Considerations” on page S-110 of the Prospectus Supplement and “Spanish Tax Considerations” on pages S-100 through S-109 of the Prospectus Supplement, which information is hereby incorporated by reference.

Item 2.	Exhibits

Exhibit	Description of Exhibit

4.1	Contingent Convertible Preferred Securities Indenture among the Registrant, as Issuer, and The Bank of New York Mellon, as Trustee, Paying and Conversion Agent and Principal Paying Agent, and The Bank of New York Mellon, as Contingent Convertible Preferred Security Registrar (incorporated by reference to Exhibit 4.6 to the Registrant’s registration statement on Form F-3 filed with the Commission on July 29, 2022)

4.2	Fourth Supplemental Indenture for the Preferred Securities between the Registrant, as Issuer, and The Bank of New York Mellon, acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch, as Trustee, Paying and Conversion Agent, Calculation Agent, Principal Paying Agent and Contingent Preferred Security Registrar dated as of January 14, 2025 (incorporated herein by reference to Exhibit 4.18 to the Registrant’s report on Form 6-K filed with the Commission on January 14, 2025)

4.3	Form of Security Certificate representing the Preferred Securities (incorporated herein by reference to Exhibit 4.18 to the Registrant’s report on Form 6-K filed with the Commission on January 14, 2025, which includes such Form of Security Certificate)

99.1	Prospectus dated July 29, 2022 and related Prospectus Supplement dated January 7, 2025 (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b))

SIGNATURES

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Ignacio Echevarría Soriano
Name:	Ignacio Echevarría Soriano
Title:	Authorized Representative

Date: January 14, 2025